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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the options granted under the New Oak Communications, Inc. 1996 Employee, Director and Consultant Stock Plan and assumed by Bay Networks, Inc. of our reports dated July 18, 1997 with respect to the consolidated financial statements and the financial statement schedule, of Bay Networks, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                               ERNST & YOUNG LLP

Palo Alto, California
January 16, 1998